EXHIBIT 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Middletown, Connecticut	Contact: Kevin R. Hoben
December 12, 2007	(860) 704-6820

Omega Flex, Inc. (the “Company”) today announced that on December 11, 2007, the Board of Directors authorized a special dividend of $0.70 per share for shareholders of record as of January 3, 2007, and payable on January 17, 2007. This is the second special dividend that has been declared and issued by the Company since the Company became a publicly-traded company in July 2005. In declaring this special dividend, the Board has restated its dividend policy of reviewing the cash needs of the Company from time to time, and based on results of operations, financial condition and capital expenditure plans, as well as such other factors as the Board of Directors may consider relevant, determine whether to declare a dividend from time to time out of the Company’s excess cash reserves.

Kevin R. Hoben, President and CEO of Omega Flex, Inc., stated “We are very pleased to pay a special dividend to the shareholders, especially in light of the challenging business conditions facing the Company.”

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.